Exhibit 4.1

FREDDIE MAC

EIGHTH AMENDED AND RESTATED CERTIFICATE OF DESIGNATION,
POWERS, PREFERENCES, RIGHTS, PRIVILEGES, QUALIFICATIONS,
LIMITATIONS, RESTRICTIONS, TERMS AND CONDITIONS
of
VOTING COMMON STOCK
(No Par Value Per Share)

I, ROBERT E. BOSTROM, Corporate Secretary of the Federal Home Loan Mortgage Corporation, a government-sponsored enterprise of the United States of America (“Freddie Mac”), do hereby certify, pursuant to resolutions adopted on September 7, 2008 by the Federal Housing Finance Agency in its capacity as the conservator of Freddie Mac (the “Conservator”) and the authority delegated to the authorized officers thereunder (which resolutions are in full force and effect), that:

— Pursuant to Section 304(a) of the Federal Home Loan Mortgage Corporation Act, as amended (12 U.S.C. §1453(a)) (the “Freddie Mac Act”), the voting common stock of Freddie Mac (the “Common Stock”) shall be issued to such holders and in the manner and amount, and subject to any limitations on concentration of ownership, as Freddie Mac prescribes; and

— The Common Stock has the following designation, powers, rights, privileges, qualifications, limitations, restrictions, terms and conditions:

1. Designation, Par Value and Number of Shares.

The Common Stock of Freddie Mac shall be designated “Common Stock,” shall have no par value per share, and shall consist of 4,000,000,000 shares that have been issued or authorized for issuance (without limitation upon the authority of the Board of Directors to authorize the issuance of additional shares from time to time).

2. Dividends.

(a) The holders of outstanding shares of Common Stock shall be entitled to receive, ratably, dividends (in cash, stock or other property), when, as and if declared by the Board of Directors out of assets legally available therefor. The amount of dividends, if any, to be paid to holders of the outstanding Common Stock from time to time and the dates of payment shall be fixed by the Board of Directors of Freddie Mac (the “Board of Directors”). Each such dividend shall be paid to the holders of record of outstanding shares of the Common Stock as they appear in the books and records of Freddie Mac on such record date, not to be earlier than 45 days nor later than 10 days preceding the applicable dividend payment date, as shall be fixed in advance by the Board of Directors.

(b) Holders of shares of Common Stock shall not be entitled to any dividends, in cash, stock or other property, other than as herein provided and shall not be entitled to interest, or any sum in lieu of interest, on or in respect of any dividend payment.

3. Voting Rights.

(a) The holders of the outstanding shares of Common Stock shall have the right to vote (i) for the election of directors of Freddie Mac to the extent prescribed by applicable federal law, (ii) with respect to the amendment, alteration, supplementation or repeal of the provisions of this Certificate to the extent provided in Section 10(h) hereof, and (iii) with respect to such other matters, if any, as may be prescribed by the Board of Directors, in its sole discretion, or by applicable federal law; provided, however, that no vote shall be cast or counted in respect of any shares of Common Stock which, pursuant to procedures implemented in accordance with Section 7(b) hereof, may not be voted, nor shall such shares be considered outstanding for the purposes of calculating the requisite number or percentage of shares whose vote is required as to any matter.

(b) Holders of the outstanding shares of Common Stock entitled to vote shall be entitled to one vote per share on all matters presented to them for their vote. Such vote shall be cast in person or by proxy at a meeting of such holders or, if so determined by the Board of Directors, by written consent of the holders of the requisite number of shares of Common Stock. In connection with any meeting of such holders, the Board of Directors shall fix a record date, neither earlier than 60 days nor later than 10 days prior to the date of such meeting, and holders of record of shares of Common Stock on such record date shall be entitled to notice of and to vote at any such meeting and any adjournment. The Board of Directors, or such person or persons as it may designate, may establish reasonable rules and procedures as to the solicitation of the vote of holders of Common Stock at any such meeting or otherwise, as to the conduct of such vote, as to quorum requirements therefor, as to the requisite number or percentage of affirmative votes required for the approval of any matter and as to all related questions. Such rules and procedures shall conform to the requirements of any national securities exchange on which the Common Stock may be listed.

4. No Redemption.

Freddie Mac shall not, and shall not have the right to, redeem any shares of Common Stock whether for cash, stock or other property.

5. No Conversion Rights.

The holders of shares of Common Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligation of Freddie Mac.

6. No Preemptive Rights.

No holder of Common Stock shall as such holder have any preemptive right to purchase or subscribe for any other shares, rights, options or other securities of any class of Freddie Mac which at any time may be sold or offered for sale by Freddie Mac.

7. Ownership Reports.

(a) Except as otherwise provided herein, any beneficial owner (as such term is defined in Securities and Exchange Commission (“SEC”) Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of the outstanding Common Stock shall furnish in writing to Freddie Mac and to each exchange where the Common Stock is listed such statements of beneficial ownership of the Common Stock, and amendments thereto, on such forms, in such time periods and in such manner as would be required by Exchange Act Sections 13(d) and 13(g) and by SEC regulations thereunder if the Common Stock were an equity security of a class registered under Exchange Act Section 12. Statements of beneficial ownership furnished to Freddie Mac under this Section 7 shall be publicly available and may be furnished to any person upon request and payment of any costs therefor, and Freddie Mac shall assume no liability for the contents of such documents. All references to the Exchange Act and any rules and regulations promulgated thereunder shall mean such statute, or such rules and regulations, as amended and in effect from time to time, including any successor statute, rules or regulations.

(b) The CEO or his designee shall be empowered to take such steps and implement such procedures as he deems to be necessary or appropriate to ensure compliance with the reporting requirements set forth in this Section 7, including the refusal to permit the voting of any excess shares of Common Stock beneficially owned by any person failing to comply with such requirements. For purposes of this Section 7, excess shares shall include all shares of Common Stock beneficially owned by a person other than that number of shares the beneficial ownership of which would not give rise to a reporting obligation if such number constituted all of the shares beneficially owned by such person.

(c) Any beneficial owner of shares of Common Stock believed by Freddie Mac to be in violation of the reporting requirements imposed by this Section 7 shall be required to respond to inquiries by the CEO or his designee made for the purpose of determining the existence, nature or extent of any such violation. Such inquiry shall be made in writing sent by first class mail, postage prepaid, shall set forth the reporting requirements referred to in this Section 7 and shall require such beneficial owner to provide Freddie Mac with such information concerning such beneficial ownership as may be specified in such inquiry. If such inquiry shall not have been responded to in a manner satisfactory to Freddie Mac within five business days after the date on which it was mailed, the shares to which the inquiry pertains shall be considered for all purposes to be beneficially owned in violation of the reporting requirements imposed by this Section 7, and the CEO or his designee shall be authorized to invoke the measures authorized by paragraph (b) of this Section 7, including the refusal to permit the voting of such shares.

(d) Any resolution or determination of, or decision or exercise of any discretion or power by, the Board of Directors or the officers, employees and agents of Freddie Mac hereunder shall be conclusive and binding on any beneficial owner of Common Stock affected and all persons concerned and shall not be open to challenge, whether as to its validity or otherwise, on any grounds whatsoever, and the Board of Directors, Freddie Mac and its officers, employees and agents shall not have any liability whatsoever in respect thereof.

(e) Each certificate representing a share or shares of Common Stock issued after December 10, 1990 shall bear a conspicuous legend to the effect that ownership of the Common Stock is subject to the reporting requirements of this Section 7.

(f) The Board of Directors shall have the right at any time to remove, relax or grant exceptions to the reporting requirements imposed under this Section 7.

8. Liquidation Rights.

(a) Upon the dissolution, liquidation or winding up of Freddie Mac, after payment of or provision for the liabilities of Freddie Mac and the expenses of such dissolution, liquidation or winding up, and after any payment or distribution shall have been made on any other class or series of stock of Freddie Mac ranking prior to the Common Stock upon liquidation, the holders of the outstanding shares of the Common Stock shall be entitled to receive out of the assets of Freddie Mac available for distribution to stockholders, before any payment or distribution shall be made on any other class or series of stock of Freddie Mac ranking junior to the Common Stock upon liquidation, the amount of $0.21 per share, plus a sum equal to all dividends declared but unpaid on such shares to the date of final distribution. The holders of the outstanding shares of any class or series of stock of Freddie Mac ranking prior to, on a parity with or junior to the Common Stock upon liquidation shall also receive out of such assets payment of any corresponding preferential amount to which the holders of such stock may, by the terms thereof, be entitled. Thereafter, subject to the foregoing and to the provisions of paragraph (b) of this Section 8, the balance of any assets of Freddie Mac available for distribution to stockholders upon such dissolution, liquidation or winding up shall be distributed to the holders of outstanding Common Stock in the aggregate.

(b) Notwithstanding the foregoing, upon the dissolution, liquidation or winding up of Freddie Mac, the holders of shares of the Common Stock then outstanding shall not be entitled to be paid any amounts to which such holders are entitled pursuant to paragraph (a) of this Section 8 unless and until the holders of any classes or series of stock of Freddie Mac ranking prior upon liquidation to the Common Stock have been paid all amounts to which such classes or series of stock are entitled pursuant to their respective terms.

(c) Neither the sale of all or substantially all the property or business of Freddie Mac, nor the merger, consolidation or combination of Freddie Mac into or with any other corporation or entity, shall be deemed to be a dissolution, liquidation or winding up for the purpose of this Section 8.

9. Additional Classes or Series of Stock.

The Board of Directors shall have the right at any time in the future to authorize, create and issue, by resolution or resolutions, one or more additional classes or series of stock of Freddie Mac, and to determine and fix the distinguishing characteristics and the relative rights, preferences, privileges and other terms of the shares thereof. Any such class or series of stock may rank prior to or on a parity with or junior to the Common Stock as to dividends or upon liquidation or otherwise.

10. Miscellaneous.

(a) Any stock of any class or series of Freddie Mac shall be deemed to rank:

(i) prior to the shares of the Common Stock, either as to dividends or upon liquidation, if the holder of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of Freddie Mac, as the case may be, in preference or priority to the holders of shares of the Common Stock;

(ii) on a parity with shares of the Common Stock, either as to dividends or upon liquidation, whether or not the dividend rates or amounts, dividend payment dates or redemption or liquidation prices per share, if any, be different from those of the Common Stock, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of Freddie Mac, as the case may be, in proportion to their respective dividend rates or amounts or liquidation prices, without preference or priority, one over the other, as between the holders of such class or series and the holders of shares of the Common Stock; and

(iii) junior to shares of the Common Stock, either as to dividends or upon liquidation, if the holders of shares of the Common Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of Freddie Mac, as the case may be, in preference or priority to the holders of shares of such class or series.

(b) Freddie Mac and any agent of Freddie Mac may deem and treat the holder of a share or shares of Common Stock, as shown in Freddie Mac’s books and records, as the absolute owner of such share or shares of Common Stock for the purpose of receiving payment of dividends in respect of such share or shares of Common Stock and for all other purposes whatsoever, and neither Freddie Mac nor any agent of Freddie Mac shall be affected by any notice to the contrary. All payments made to or upon the order of any such person shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge liabilities for moneys payable by Freddie Mac on or with respect to any such share or shares of Common Stock.

(c) The shares of the Common Stock, when duly issued, shall be fully paid and non-assessable. Any shares owned by Freddie Mac shall retain the status of issued shares, unless and until Freddie Mac shall retire and cancel the same, but such shares shall not be regarded as outstanding while so owned.

(d) Except as otherwise provided in Freddie Mac’s Employee Stock Purchase Plan or any other executive compensation or employee benefit plan or any direct stock purchase plan currently in effect or hereafter adopted by Freddie Mac, the Common Stock shall be issued, and shall be transferable on the books of Freddie Mac, only in whole shares, it being intended that, except as provided in said Plan or plans, no fractional interests in shares of the Common Stock shall be created or recognized by Freddie Mac.

(e) For the purposes of this Certificate, the term “Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor thereto by operation of law or by reason of a merger, consolidation or combination.

(f) This Certificate and the respective rights and obligations of Freddie Mac and the holders of Common Stock with respect to such Common Stock shall be construed in accordance with and governed by the laws of the United States, provided that the law of the Commonwealth of Virginia shall serve as the federal rule of decision in all instances except where such law is inconsistent with Freddie Mac’s enabling legislation, its public purposes or any provision of this Certificate.

(g) Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served to or upon Freddie Mac shall be given or served in writing addressed (unless and until another address shall be published by Freddie Mac) to the Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, McLean, Virginia 22102, Attn: Executive Vice President, General Counsel and Corporate Secretary. Such notice, demand or other communication to or upon Freddie Mac shall be deemed to have been sufficiently given or made only upon actual receipt of a writing by Freddie Mac. Any notice, demand or other communication which by any provision of this Certificate is required or permitted to be given or served by Freddie Mac hereunder may be given or served by being deposited first class, postage prepaid in a United States post office letter box addressed (i) to the holder as such holder’s name and address may appear at such time in the books and records of Freddie Mac or (ii) if to a person or entity other than a holder of record of Common Stock, to such person or entity at such address as appears to Freddie Mac to be appropriate at such time.

(h) Freddie Mac, by or under the authority of the Board of Directors, may amend, alter, supplement or repeal any provision of this Certificate pursuant to the following terms and conditions:

(i) Without the affirmative vote of the holders of the Common Stock, Freddie Mac may amend, alter, supplement or repeal any provision of this Certificate to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Certificate, provided that such action shall not materially and adversely affect the interests of the holders of the Common Stock.

(ii) The affirmative vote by the holders of shares representing at least 66 2/3% of all of the shares of the Common Stock at the time outstanding and entitled to vote, voting together as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration, supplementation or repeal of any of the provisions of this Certificate if such amendment, alteration, supplementation or repeal would materially and adversely affect the powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms or conditions of the Common Stock. The creation and issuance of any other class or series of stock of Freddie Mac, whether ranking prior to, on a parity with or junior to the Common Stock, or any split or reverse split of the Common Stock (including any attendant proportionate adjustment to the par value thereof), shall not be deemed to constitute such an amendment, alteration, supplementation or repeal.

(i) RECEIPT AND ACCEPTANCE OF A SHARE OR SHARES OF COMMON STOCK BY OR ON BEHALF OF A HOLDER SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER (AND ALL OTHERS HAVING BENEFICIAL OWNERSHIP OF SUCH SHARE OR SHARES) OF ALL OF THE TERMS AND PROVISIONS OF THIS CERTIFICATE. NO SIGNATURE OR OTHER FURTHER MANIFESTATION OF ASSENT TO THE TERMS AND PROVISIONS OF THIS CERTIFICATE SHALL BE NECESSARY FOR ITS OPERATION OR EFFECT AS BETWEEN FREDDIE MAC AND THE HOLDER (AND ALL SUCH OTHERS).

IN WITNESS WHEREOF, I have executed this Certificate as of this 10th day of September, 2008.

[Seal]

/s/  Robert E. Bostrom
Robert E. Bostrom, Corporate Secretary